UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2010

EAGLE BANCORP MONTANA, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	333-163790	27-1449820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Prospect Avenue Helena, Montana	59601
(Address of Principal Executive Offices)	(Zip Code)

(406) 442-3080

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2010, Eagle Bancorp Montana, Inc. filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to add certain provisions with respect to a liquidation account established for the benefit of certain depositors of American Federal Savings Bank. A copy of the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

On February 19, 2010, Eagle Bancorp, the mid-tier holding company for American Federal Savings Bank (the “Bank”), announced that Eagle Financial MHC (the “MHC”), the mutual holding company for the Bank, and Eagle Bancorp Montana, Inc., the proposed holding company for the Bank, have received conditional regulatory approval to commence the mutual to stock conversion of the MHC and the related stock offering by Eagle Bancorp Montana, Inc. A copy of the press release dated February 19, 2010 is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Eagle Bancorp Montana, Inc. Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 19, 2010.

99.1	Eagle Bancorp press release issued February 19, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Eagle Bancorp Montana, Inc.

By:	/s/ Clint J. Morrison
Clint J. Morrison
Senior Vice President & CFO

Date: February 23, 2010

Index to Exhibits

Exhibit No.	Description
3.1	Eagle Bancorp Montana, Inc. Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 19, 2010.

99.1	Eagle Bancorp press release issued February 19, 2010.